UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: February 8, 2017
(Date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Blvd.
Houston, Texas 77042
(Address of principal executive offices and zip code)

(281) 293-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 8, 2017, the Board of Directors (the “Board”) of Phillips 66 (the “Company”) adopted Amended and Restated By-laws of the Company (as so amended and restated, the “By-laws”), which took effect immediately. The By-laws supersede the previously existing Amended and Restated By-laws, which were effective on April 30, 2012.

The By-laws were amended to incorporate a “proxy access” by-law. Under Section 10A of Article II of the By-laws, a stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent (3%) of the outstanding capital stock of the Company for three years, may nominate and include in the Company’s annual meeting proxy materials a number of director nominees not to exceed the greater of two or 20% of the number of the Company’s directors then serving on the Board (rounded down to the nearest whole number), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in the By-laws, including the requirement that the Company must receive notice of such nominations not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

The By-laws were also revised to include some conforming and clarifying changes.

The description of the amendments to the By-laws is qualified in its entirety by reference to the full text of the By-laws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

3.1    Amended and Restated By-laws of Phillips 66, effective February 8, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: February 9, 2017	By:	/s/ Paula A. Johnson
Paula A. Johnson Executive Vice President, Legal and Government Affairs, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.		Description
3.1	--	Amended and Restated By-laws of Phillips 66, effective February 8, 2017

4